Exhibit 10.29.1

Execution Version

AMENDMENT NO. 1 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of September 29, 2015 by and between Bank of America, N.A. (“Buyer”) and loanDepot.com, LLC (“Seller”). This Amendment amends that certain Amended and Restated Master Repurchase Agreement by and between Buyer and Seller, dated as of July 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

R E C I T A L S

Buyer and Seller have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility. Buyer and Seller hereby agree that the Agreement shall be amended as more fully provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.	Amendments. Effective as of September 29, 2015, the Agreement is hereby amended as follows:

(a) Exhibit A to the Agreement is hereby amended by deleting the definitions of “Jumbo Asset Depletion Mortgage Loan”, “Jumbo Mortgage Loan” and “Jumbo Non-Warrantable Condo Mortgage Loan” in their respective entirety and replacing them with the following (modified text underlined for review purposes):

Jumbo Asset Depletion Mortgage Loan: A Jumbo Mortgage Loan that (a) is not a Qualified Mortgage and (b) was originated by Seller or a third party originator and acquired by Seller in accordance with Seller’s origination and/or underwriting guidelines, taking into account the related Mortgagor’s documented and qualifying income from existing assets other than wages and salaries.

Jumbo Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan or Cooperative Loan (i) with respect to which Seller has obtained a Purchase Commitment on or prior to the related Purchase Date, (ii) for which the original loan amount is greater than the conforming limit in the jurisdiction where the related Mortgaged Property is located, and (iii) meets the transaction requirements set forth on Schedule 1 or Schedule 2 to the Transactions Terms Letter.

Jumbo Non-Warrantable Condo Mortgage Loan: Any Jumbo Mortgage Loan as to which the related Mortgaged Property constitutes a condominium unit that was not originated in compliance with, or no longer satisfies the requirements of, the applicable Agency Guide.

(b) Exhibit A to the Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

Review Appraisal: A review whereby a licensed appraiser reviews available information with respect to the related Mortgaged Property including, without limitation, exterior only pictures and multiple listing service data to assign a value with respect to such Mortgaged Property.

(c) Exhibit L to the Agreement, “Representations and Warranties Concerning Purchased Assets”, is hereby amended by inserting the following new clause “(bb)” immediately after clause “(aa)” thereof:

(bb) Appraisal. Except as may otherwise be permitted by the applicable Agency Guides with respect to HARP Mortgage Loans, a full appraisal of the related Mortgaged Property was conducted and executed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the relevant Fannie Mae and Freddie Mac guidelines, each as amended and as in effect on the date the Mortgage Loan was originated. With respect to a Closed-End Second Lien Mortgage Loan with an original loan amount less than or equal to $100,000, a Review Appraisal approved by Buyer in its sole discretion was conducted and executed prior to the funding of the Mortgage Loan by a qualified appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.

2.

No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.

3.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

4.

Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

5.

Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.

6.

Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

7.

Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

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IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if Seller fails to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A.	LOANDEPOT.COM, LLC

By:	By:
Name:	Name:
Title:	Title: